Exhibit 10.35

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made and executed effective as of this              day of                     , 2009, by and between CELLU TISSUE HOLDINGS, INC., a Delaware corporation (the “Company”), and                     , an individual resident of the State of                      (the “Indemnitee”).

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Company on the condition that he/she be so indemnified; and

WHEREAS, Indemnitee is a representative of Weston Presidio V, L.P. or certain of its affiliates (collectively, the “Fund Indemnitors”) and may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund Indemnitors, which Indemnitee, the Company and the Fund Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby agree as follows:

1. Service by the Indemnitee. The Indemnitee agrees to serve and/or continue to serve as a director or officer of the Company faithfully and will discharge his/her duties and responsibilities to the best of his/her ability so long as the Indemnitee is duly elected or qualified in accordance with the provisions of the Certificate of Incorporation of Cellu Tissue Holdings, Inc. (as may be amended from time to time, the “Certificate”), the Bylaws of Cellu Tissue Holdings, Inc. (as may be amended from time to time, the “Bylaws”), the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and any other applicable law in effect on the date of this Agreement and from time to time, or until his/her earlier death, resignation or removal. The Indemnitee may, at any time and for any reason, resign from such position (subject to any other contractual obligation or other obligation imposed by operation by law), in which event the Company shall have no obligation under this Agreement to continue the employment or directorship of the Indemnitee and Indemnitee shall have no further obligation to serve. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or as a director of the Company or affect the right of the Company to terminate the Indemnitee’s employment at any time in the sole discretion of the Company, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

2. Indemnification. The Company shall indemnify the Indemnitee against all Expenses (as defined below), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee as provided in this Agreement to the fullest extent permitted by the Certificate, Bylaws and DGCL or other applicable law in effect on the date of this Agreement and to any greater extent that applicable law may in the future from time to time permit.

3. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of any Proceeding, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee to which the Indemnitee is entitled. For purposes of this Section and without limitation, (1) the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, and (2) a decision by any government, regulatory or self regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter.

4. Indemnity for Expenses Incurred to Secure Recovery or as a Witness.

(a) The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 7 of this Agreement) such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of the Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by the Company.

(b) To the extent that Indemnitee is, by reason of Indemnitee’s status as a director or officer of the Company, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 7 of this Agreement), all Expenses actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

5. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as defined by Section 23 of this Agreement) shall thereafter be made, as provided in and only to the extent required by Section 5(c) of this Agreement. In no event shall a Determination of Indemnitee’s entitlement to indemnification be made, or be required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 7 of this Agreement or, with respect to any Proceeding, to the extent Indemnitee has been successful on the merits or otherwise in such Proceeding. If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b) The Secretary of the Company shall, promptly upon receipt of a claim for indemnification from the Indemnitee, advise the Board of Directors in writing that Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification.

(c) Upon submission of a written request by the Indemnitee for indemnification as provided in Section 5(a), a Determination shall be made as to Indemnitee’s entitlement to indemnification. Any such Determination shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 5(a), unless Indemnitee agrees to a longer period, and such Determination shall be made either (i) by a majority of the Disinterested Directors, so long as Indemnitee does not request that such Determination be made by Independent Counsel, or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the Company and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity making such

Determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person, persons or entity shall reasonably prorate such part of indemnification among such claims, issues or matters.

(d) In the event Indemnitee requests that the Determination be made by Independent Counsel, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection by made by the Board of Directors, in which event the Board of Directors shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 5(d)), and Indemnitee or the Company, as the case may be, shall give written notice to the other, advising the Company or Indemnitee of the identity of the Independent Counsel so selected. The Company or Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 23 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Agreement. Any expenses incurred by Independent Counsel shall be borne by the Company (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

6. Presumptions and Effect of Certain Proceedings.

(a) In making a Determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall be required to make any showing necessary to the making of any determination contrary to such presumption.

(b) If the Board of Directors or, if so elected by Indemnitee, Independent Counsel shall have failed to make a Determination as to entitlement to indemnification under Section 5 of this Agreement within 45 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law. The termination of any Proceeding covered by Section 2 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

7. Advancement of Expenses.

(a) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and an unsecured, interest-free written undertaking by Indemnitee to repay amounts advanced if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. The Company shall make advance payment of Expenses to Indemnitee no later than twenty (20) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Company shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim, as appropriate to secure coverage of Indemnitee for such claim. The Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement.

(b) Indemnitee’s right to advancement of Expenses under this Section 7 shall continue until such time as a final determination of the Proceeding for which advancement or indemnification is sought hereunder, from which all rights to appeal have been exhausted, is made pursuant to Sections 5 and 8 of this Agreement.

8. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a Determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a Determination of entitlement to indemnification pursuant to Section 5, or if Expenses are not advanced pursuant to Section 7, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not unreasonably oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a prior determination (if so made) that the Indemnitee is not entitled to indemnification. If a Determination is made or deemed to have been made pursuant to the terms of Section 5 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. The Company shall advance all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) in accordance with the provisions set forth in Section 7 of this Agreement.

9. Notification and Defense of Claim. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify any the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. A notice provided under this Section 9 shall not be construed as a request for indemnification pursuant to Section 5 or a request for advancement of Expenses under Section 7 of this Agreement.

Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) If Indemnitee is a participant in a Proceeding with any other Company directors or officers to whom the Company owes an indemnification obligation, the Company shall not be required to advance expenses for more than one law firm (and, if necessary, an additional law firm to act as local counsel) to represent collectively Indemnitee and such other Company directors or officers in respect of the same matter unless Indemnitee reasonably concludes that the representation of Indemnitee and such other Company directors or officers gives rise to a actual or potential conflict of interest.

(c) The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee, including without limitation the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law, unless such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld.

10. Other Right to Indemnification. Except with regard to the Company’s primary obligations, as set forth in Section 12 hereof, the indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Bylaws or Certificate, any vote of stockholders or Disinterested Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to the Bylaws or Certificate the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

11. Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In the event the Company maintains directors’ and officers’ liability insurance, the Indemnitee shall be named as an insured in such manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder (except with regard to the Company’s primary obligations, as set forth in Section 12 hereof). Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

12. Company Obligations Primary. The Company shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (a) the Company hereby agrees that its obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement, indemnification or both to Indemnitee are primary, and any obligation of the Fund Indemnitors to provide advancement or indemnification for the any Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) incurred by Indemnitee are secondary, and (b) if the Fund Indemnitors pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement with Indemnitee (whether pursuant to the Bylaws or Certificate or another contract), then (i) the Fund Indemnitors shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Company shall fully indemnify, reimburse and hold harmless the Fund Indemnitors for all such payments actually made by the Fund Indemnitors. In addition, the Company hereby unconditionally and irrevocably waives, relinquishes, releases, and covenants and agrees not to exercise, any rights that the Company may now have or hereafter acquires against the Fund Indemnitors or Indemnitee that arise from or relate to contribution, subrogation or any other recovery of any kind under this Agreement or any other indemnification agreement (whether pursuant to the Bylaws or Certificate or another contract). The Company and Indemnitee hereby agree that this Section 12 shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with the Company.

13. Spousal Indemnification. The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if Indemnitee did not remain married to him or her during the entire period of coverage) against any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a pending or threatened action, suit, proceeding or investigation solely by reason of his or her status as Indemnitee’s spouse, including, without limitation, any pending or threatened action, suit, proceeding or investigation that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his/her spouse (or former spouse). The Indemnitee’s spouse or former spouse also shall be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein. The Company may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.

14. Intent. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights Indemnitee may have under the Certificate, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

15. Attorney’s Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to advancement of Expenses, including for attorneys’ fees and disbursements reasonably incurred by the Indemnitee, in accordance with the terms set forth in Section 7 of this Agreement.

16. Effective Date. The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, to the extent specified in Section 2 hereof, for all acts and omissions of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

17. Duration of Agreement. This Agreement shall survive and continue even though the Indemnitee may have terminated his/her service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, partner, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

18. Third-Party Beneficiary. The Fund Indemnitors and Independent Counsel are express third-party beneficiaries of this Agreement, and may specifically enforce the Company’s obligations hereunder (including, but not limited to, the obligations specified in Section 12 hereof) as though a party hereunder.

19. Disclosure of Payments. Except as required by any Federal or state securities laws or other Federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

20. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

21. Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

22. Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Definitions. For purposes of this Agreement:

(a) “Change in Control” shall mean any of the following events or transactions:

(i)	the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation,

reorganization, or business combination with any person, in each case, other than in a transaction:

A.	in which persons who were stockholders of the Company immediately prior to such sale, merger, consolidation, reorganization, or business combination own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

B.	in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

C.	after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board of Directors at the time of the action of the Board of Directors approving the transaction (or whose nominations or elections were approved by at least two-thirds of the members of the Board of Directors at that time);

(ii)	the acquisition directly or indirectly by any “person” or “group” (as those terms are used in Sections 13(d), and 14(d) of the Securities Exchange Act of 1934, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 30% or more of the combined voting power of the Company then-outstanding voting securities, other than:

A.	an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

B.	an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company then outstanding securities in substantially the same proportions as their ownership of the stock of the Company;

C.	an acquisition of voting securities from the Company; or

D.	an acquisition of voting securities pursuant to a transaction described in Section 23(a)(i) hereof that would not be a Change in Control under Section 23(a) hereof; and

for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of the Company’s then-outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this Section 23(a)(ii);

(iii)	a change in the composition of the Board of Directors that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

A.	a director who has been a director of the Company for a continuous period of at least 24 months;

B.	a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in Sections 23(a)(iii)(A), (B) or (C) hereof by prior nomination or election, but excluding, for the purposes of this Section 23(a)(iii)(B), any director whose initial assumption of office occurred as a result of an actual or threatened (x) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board of Directors or (y) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change in Control under Section 23(a)(i) hereof on the consummation thereof; or

C.	a director who was serving on the Board of Directors as a result of the consummation of a transaction described in Section 23(a)(i) that would not be a Change in Control under Section 23(a)(i); or

(iv)	the approval by the Company’s stockholders of a liquidation or dissolution of the Company other than in connection with a transaction described in Section 23(a)(i) that would not be a Change in Control thereunder.

(b) “Determination” shall mean that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct or (y)

there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct.

(c) “Disinterested Director” shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by the Indemnitee.

(d) “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative in nature, in each case to the extent reasonable.

(e) “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(f) “Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s status as a director or officer of the Company or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director or officer of the Company (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement), or any foreign equivalent of the foregoing.

24. Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.

25. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt:

(a)	If to the Indemnitee to:

____________________
____________________
____________________

(b)	If to the Company, to:

Cellu Tissue Holdings, Inc.

1855 Lockeway Drive, Suite 501

Alpharetta, Georgia 30004

Attention: General Counsel

with a copy to:

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: Alan J. Prince

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

26. Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CELLU TISSUE HOLDINGS, INC.

By
Name:
Title:

INDEMNITEE:

By
Name: